EXHIBIT NO. 99.(i) 5

April 29, 2014

MFS Variable Insurance Trust III

c/o Massachusetts Financial Services Company

111 Huntington Avenue

Boston, MA 02199

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 39 to the Registration Statement (File Nos. 333-59093 and 811-08879) (the “Registration Statement”) of MFS Variable Insurance Trust III (formerly, Sun Capital Advisers Trust (the “Trust”)), of our opinion dated December 7, 2012, appearing in Post-Effective Amendment No. 35 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on December 7, 2012.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP